Exhibit 10.2

Main Service Agreement 主要服务协议CP#XXX/2021

This Main Service Agreement, including Appendix A: Equipment Schedule and Appendix B: Service Level Agreement (collectively these "Terms and Conditions") is signed and executed by YCD PETAWATT HOLDINGS LLC (the "Company") and SonicHash LLC (the "Customer")."Agreement" means these Terms and Conditions, escrow service orders filled in each time the equipment is delivered to the place of service, and an acceptable use policy. These Terms and Conditions are incorporated into the managed service order form by reference, as they are fully listed therein. The Company and the Customer confirm and agree that upon signing the Hosting Services Order they will be bound to the provisions of this Agreement. The capital terms not defined in these Terms and Conditions shall have the same meaning in the Hosting Services Order.

本主要服务协议，包括附件 A：设备明细表和附件 B：服务水平协议（统称这些为 “条款和条件”）由YCD PETAWATT HOLDINGS LLC(“YCD”),和 SonicHash LLC（“客户” ）签署并执行。 “协议”指的是这些条款和条件、每次设备交付至服务地点时填写的托管服务订购单，以及可接受的使用政策。这些条款和条件被参考纳入托管服务订购表格中，就如其中已完全列明一样。YCD 和客户确认并同意，在签署托管服务订单后，他们将受到本协议规定的约束。本条款和条件中没有定义的资本术语在托管服务订单中具有相同的含义。

The Parties agree as follows:

双方同意如下：

1.	Scope and structure of the protocol 议定书的范围和结构

1.1.            This Agreement provides the general terms applicable to the Company providing custody services, including basic configuration, VPN access, single-cluster management, UI access, technical support (24 / 7 Miners' Diagnostics), 24 / 7 video monitoring and physical security, PDU (power distribution device), Cooling (dedicated passive cooling infrastructure), cabling, internet, routing, In the data center ("facility" or "facilities") operated by the Company or its affiliates, in the form of Appendix A to this Agreement, in the mutually agreed transactions stated in the order documents signed by the parties, Holding from Customer ("Service"), and is governed by this Agreement (each, an "Order"). Each Order will be deemed to be incorporated into the terms of this Agreement by reference. If there is any conflict or inconsistency between the terms of this Agreement and the specific terms of the Order, the specific terms of the order shall prevail.

1.1. 本协议提供适用于公司提供托管服务的一般条款，包括基本配置、VPN 访问、单集群管理、UI 访问、技术支持（24/7 矿工诊断）、24/7 视频监控和物理安全、PDU（配电装置），冷却 （专用被动冷却基础设施）、布线、互联网、路由，在公司或其附属公司运营的数据中心（“设施”或“设施”）中，以本协议附录 A 的形式，在双方签署的订购文件中所述的相互约定的交易中，从客户处持有（“服务”），并受本协议（“订单”）的管辖。每份订单将被视为通过引用纳入本协议的条款。如果本协议的条款与订单的具体条款之间存在任何冲突或不一致，则以订单的具体条款为准。

2.	Services and facilities 服务和设施

2.1.            The Company will provide the Customer with the facilities specified in the Order. If, at its reasonable discretion, it needs to disconnect Customer equipment for maintenance or repair or any other work to resolve any problems in the facility specified in the Order, the Company will notify the Customer in advance and may continue to disconnect and provide the Customer with shipping Customer equipment to any other facility or to the warehouse at its own expense until the facility returns to normal operation. If the Company fails for any reason to move the Customer equipment to a warehouse or other facility, the Company should agree with the Customer on a reasonable reimbursement ratio on storage and / or shipping costs and any other losses incurred due to such failure.

2.1.            公司将在订单中规定的设施为客户提供服务。如果在其合理的判断下，需要断开客户设备的维护或修理或任何其他工作，以解决订单中规定的设施的任何问题，公司将提前通知客户，并可继续断开客户设备的连接，并向客户提供将客户设备运送到任何其他设施或仓库的费用，直到设施恢复正常运行。如果公司因任何原因未能将客户的设备转移到仓库或其他设施，公司应与客户商定一个合理的仓储和/或运输费用的补偿比例，以及由于这种失败而造成的任何其他损失。

2.2.            This Agreement is not intended and does not constitute a lease of any real or personal property or a grant of any other real estate interest. Unless otherwise specified in the Order, the Customer equipment ownership and risks belong to the Customer and shall not be construed to include fixtures or accessories, or facilities otherwise connected to the Customer equipment. The Customer has no ownership of any racks, connectors, accessories, parts, and other materials used or provided by the Company in the Facilities servicing the Customer. The Customer acknowledges and agrees that access to the Facilities may be provided only during the normal business hours of the Company. The Customer will be responsible for the actions of all personnel representing their access to the Facility, except that the damages and losses are incurred due to the willful misconduct, gross negligence, actual fraud or a willful violation of law and this Agreement by such person.

2.2.            本协议无意且不构成任何不动产或个人财产的租赁或任何其他不动产权益的授予。除非订单中另有规定，否则客户设备所有权及风险归客户所有，不得解释为包括固定装置或配件或以其他方式连接到客户设备的设施。客户对公司在为客户提供服务的设施中使用或提供的任何机架、连接器、配件、零件和其他材料均无所有权。客户承认并同意，只能在公司的正常营业时间内提供对设施的访问。客户将对代表其访问设施的所有人员的行为负责，除非损害和损失是由于该人员的故意不当行为、重大过失、实际欺诈或故意违反法律和本协议而造成的。

2.3.            The Company shall have the right to review and with the prior written consent of the Customer approve any delivery, installation (including but not limited to its location in the Facility), replacement or removal work in connection with the Customer computer hardware or other tangible equipment (the "Customer Equipment") Upon the signing of this Agreement and any applicable Order, the Customer shall be entitled and solely responsible for the delivery of all Customer Facilities to the Company on or before the applicable scheduled delivery date, and each Facility shall comply with the provisions of the Order. When the Customer expressly acknowledges and agrees to liability for any and all risks of the Customer Facilities (except that the damages and losses are incurred due to the willful misconduct, gross negligence, actual fraud or a willful violation of law and this Agreement by the Company, its affiliates and its employees), the Customer may consider maintaining its own property and casualty insurance and accordingly assume any and all risks associated with the Facilities (except that the damages and losses are incurred due to the willful misconduct, gross negligence, actual fraud or a willful violation of law and this Agreement by the Company, its affiliates and its employees). The Customer also expressly acknowledges that the Company is not liable for any Customer or any liability, personal injury, property loss, problem, loss or other damage resulting from unauthorized activities of the Customer or any third party, and for any other loss or damage to the Customer's Facilities during any shipment or other shipment organized by the Company, except that the damages and losses are incurred due to the willful misconduct, gross negligence, actual fraud or a willful violation of law and this Agreement by the Company, its affiliates and its employees. The Company shall use its best efforts to manage the Customer Facilities to avoid aforementioned loss or damages and is liable for loss or damages resulting from the willful misconduct, gross negligence, actual fraud or a willful violation of law and this Agreement by the Company, its affiliates and its employees. If at Company’s reasonable discretion, it needs to allocate additional reasonable personnel or working hours to perform such work, the Company is entitled to collect reasonable fees for any work performed on the Customer's equipment with the prior written consent of the Customer. The Customer has the right to remove any Customer equipment from the Facilities only with the prior written consent of the Company, provided that the Company will not unreasonably withheld its consent.

2.3.            公司有权审查并在客户事先书面同意的情况下批准与客户计算机硬件或其他有形设备（“客 户设备”）有关的任何交付、安装（包括但不限于客户设备在设施中的位置）、更换或拆除工作。在签署本协议和任何适用订单后，客户有权并全权负责在适用的计划交付日期当天或之前，在指 定的设施向公司交付所有客户设，每份设备均应符合订单的规定。当客户明确承认并同意对客户 设施的任何和所有风险负责时（除非损害和损失是由于公司、其关联公司和其雇员的故意不当行 为、重大过失、实际欺诈或故意违反法律和本协议而造成的）。客户可以考虑维持自己的财产和 意外保险，并相应地承担与设施有关的任何和所有风险（除非损害和损失是由于公司、其关联公 司和其雇员的故意不当行为、重大过失、实际欺诈或故意违反法律和本协议而造成的）。客户还 明确承认，对于客户或任何第三方未经授权的活动所导致的任何责任、人身伤害、财产损失、问 题、损失或其他损害，以及在公司组织的任何运输或其他运输过程中对客户设施的任何其他损失 或损害，公司不承担任何责任，除非这些损害和损失是由于公司、其关联公司和雇员的故意不当 行为、重大过失、实际欺诈或故意违反法律和本协议而导致的。公司应尽最大努力管理客户设施， 以避免上述损失或损害，并对因公司、其关联公司和雇员的故意不当行为、重大过失、实际欺诈 或故意违反法律和本协议而造成的损失或损害负责。如果根据公司的合理判断，需要分配额外的 合理人员或工作时间来执行这些工作，公司有权在事先征得客户书面同意的情况下，对客户的设 备进行的任何工作收取合理费用。只有在公司事先书面同意的情况下，客户才有权将任何客户设 备从设施上移走，但公司不会不合理地拒绝同意。

2.4.            The Customer will use its reasonable commercial efforts to procure that the Customer Facilities will comply with the Company's specifications, procedures, rules and regulations which will be provided to the Customer before shipment, including but not limited to equipment labeling and tracking and safety practices and policies of the facility, all of which are incorporated in this reference. If the Company reasonably determines that the Customer Facilities do not conform to its policies or is not suitable to provide services in the factory where it is deemed consistent with the specifications, procedures, rules and regulations the Company presented to the Customer before shipment, the Company may suspend the installation of the Customer equipment and operating software and discuss with the Customer in good faith to find out alternative ways.

2.4.            客户将利用其合理的商业努力，促使客户设施符合公司将在装运前提供给客户的规格、程 序、规则和条例，包括但不限于设备标签和跟踪以及设施的安全做法和政策，所有这些都被纳入本参考。如果公司合理地确定客户设施不符合其政策或不适合在被认为符合公司在装运前向客户介绍的规格、程序、规则和条例的工厂提供服务，公司可以暂停客户设备和操作软件的安装，并与客户真诚地讨论以找出替代方法。

2.5.            The Customer is always responsible for the reasonable costs and expenses associated with the installation, repair, replacement, and removal of its equipment, as well as the duties, taxes, transportation costs, or other expenses related to the ownership, import, or transportation of the Customer's equipment where the transportation is caused by its own will, not caused by the Company’s own operational requirements. Upon expiration or termination of the applicable Order and / or this Agreement (if applicable), the Company will immediately email the Customer with written notice ("Retrieval Notice") of the date the equipment is ready to be removed from the Facility at the Customer's own expense. This notice will record the status of the customer equipment prepared for shipment and any outstanding payments owed by the Customer and the Company shall be paid for any outstanding payments owed to it within five (5) calendar days from the date specified in the Retrieval Notice and remove Customer equipment from the Facilities at its own expense. The Company will protect the Customer from any damage to customer equipment during the handling of customer equipment. In the event the Customer fails or delays retrieving Customer Equipment on or before the date specified in the Retrieval Notice, the Company will have its own risk and expense to seek all available remedies, including, but not limited to the actions specified in Section 4.5 (if applicable).

2.5.            客户始终负责与安装、维修、更换和拆除其设备有关的合理费用和支出，以及与客户设备的所有权、进口或运输有关的关税、税款、运输费用或其他支出，如果运输是由客户自己的意愿造成的，而不是由公司自己的运营要求造成的。在适用的订单和/或本协议（如果适用）到期或终止时，公司将立即向客户发送书面通知（"收回通知"），说明设备准备从设施中移除的日期，费用由客户自行承担。该通知将记录准备装运的客户设备的状态以及客户所欠的任何未付款项，公司应在取回通知中规定的日期起的五（5）个日历日内支付所欠的任何款项，并自费将客户设备从设施中移走。 公司将保护客户在处理客户设备的过程中不会对客户设备造成任何损害。如果客户未能或延迟在检索通知中指定的日期或之前检索客户设备，公司将自行承担风险和费用，以寻求所有可用的补救措施，包括但不限于第4.5条规定的行动（如适用）。

2.6.            In order to continue providing the Services, the Company may from time-to-time request on a need to know basis and the Customer shall timely provide information about customer equipment, customer related operating software, customer systems and other information reasonably necessary for the Company to provide the Services. Customer shall also be required from time to time to provide documents required to ensure compliance with anti-money laundering regulations and other applicable laws. The Company and any person receiving such documents and information shall be subject to the confidential obligations under this Agreement.

2.6.            为了继续提供服务，公司可不时地在需要了解的基础上提出要求，客户应及时提供有关客户设备、客户相关操作软件、客户系统以及公司提供服务所需的其他合理信息。客户还应不时地被 要求提供必要的文件，以确保符合反洗钱法规和其他适用法律。公司和任何收到这些文件和信息的人都应遵守本协议规定的保密义务。

2.7.            If the Customer requests third party software and services to be provided with the Services ("Third Party Services") and determines in the Order that the Customer acknowledges and agrees to the sharing of the third party, the Company is not liable for any loss or damage incurred or associated with it under separate terms and conditions between the third party and the Customer, except that such damages and losses are incurred due to the willful misconduct, gross negligence, actual fraud or a willful violation of law and this Agreement by the Company, its affiliates and its employees.

2.7.            如果客户要求第三方的软件和服务与服务一起提供（“第三方服务”），并在订单中确定， 客户承认并同意该第三方服务分担第三方的责任，根据该第三方和客户之间的单独条款和条件， 公司对履行该第三方服务或因提供该第三方服务而产生或与之相关的任何损失或损害不承担任何责任， 除非这些损害和损失是由于公司、其关联公司及其雇员的故意不当行为、重大过失、实际欺诈或故意违反法律和本协议而发生。

2.8.            If the Customer's equipment causes damage to the personnel or assets of the Company during the operation process, the Customer shall be liable for all the above damage, except that such damages and losses are incurred due to the willful misconduct, gross negligence, actual fraud or a willful violation of law and this Agreement by the Company, its affiliates and its employees.

2.8. 如果客户的设备在操作过程中对公司的人员或资产造成损害，客户应承担上述所有损害的责任，但这些损害和损失是由于公司、其附属机构及其雇员的故意不当行为、重大过失、实际欺诈或故意违反法律和本协议而造成的。

3.	Conditions of payment, taxes and guarantee 付款条件、税收和担保

3.1.            The Company will issue the Customer monthly advance invoices and supporting documents including but not limited to monthly report of electricity consumption for all applicable fees for Facility use and Services as specified in the applicable Order. The Customer will pay all invoice amounts within seven (7) calendar days after the invoice date. The payment methods accepted by the Company are: (i) in the ACH account specified in the applicable order; (ii) BTC or USDT in the account specified in the applicable order; and (iii) in the account specified in the applicable order.

3.1.            公司将每月向客户出具预付发票和证明文件，包括但不限于适用订单中规定的设施使用和服务的所有适用费用的每月用电报告。客户将在发票日期后七（7）个日历日内支付所有发票金 额。公司接受的付款方式是(i) 在适用订单中指定的ACH账户；(ii) 在适用订单中指定的账户中的 BTC或USDT；以及(iii) 在适用订单中指定的账户。

3.2.            The Customer may submit written notice of any dispute with respect to the invoices within five (5) calendar days after the date of the initial invoice and reasonable documents which in good faith dispute any invoice or any part thereof (the "disputed amount"). The Company will review the amount at issue upon receipt of the relevant notice, and if the Company determines in good faith that the Company has issued the wrong invoice, the Company shall correct the amount of the wrong invoice on the next invoice, and the Customer shall not be deemed as failing to make the payment of such invoice. If the Company determines in good faith that the invoice amount is correct and provides the reasonable documents which are satisfied to the Customer, the Customer will pay the amount before the due date of the next invoice. For clarity, the customer shall immediately pay all the amounts undisputed.

3.2.            客户可在初始发票日期后五（5）个日历日内提交有关发票的任何争议的书面通知，以及善意地对任何发票或其任何部分提出争议的合理文件（"争议金额"）。 公司将在收到相关通知后审查有争议的金额，如果公司善意地确定公司开出了错误的发票，公司应在下一张发票上纠正错误的发票金额，而客户不应被视为未能支付该发票的款项。如果公司基于善意地确定发票金额是正确的，并提供令客户满意的合理文件，客户将在下张发票的到期日之前支付该金额。为明确起见， 客户应立即支付所有无争议的金额。

3.3.            All amounts payable to the Company under this Agreement do not include the applicable taxes. The Customer is responsible for (i) taxes related to its activities and the ownership and operation of the Customer equipment; and (ii) taxes levied, levied or assessed by any government or other authority. If the Customer is required to make any deduction, withholding tax, or payment of any amount corresponding to the Company in any jurisdiction, such payment will increase so that after such deduction the amount should have been received in the absence of such deduction, withholding tax, or payment.

3.3.            本协议项下应付给公司的所有金额不包括适用的税费。客户负责（i）与其活动以及客户设备所有权和运营相关的税费；以及（ii）任何政府或其他当局对其征收、征收或评估的税款。如果客户被要求在任何司法管辖区对应付给公司的款项进行任何扣税、预扣税或付款，则该等款项将增加，以便在进行该等扣税后，公司收到的金额等于未进行该等扣税、预扣税或付款时本应收到的金额。

4.	Term, termination, modification and suspension 期限、终止、修改和暂停

4.1.	Term of the Agreement. This Agreement shall expire from the date hereof until the expiration of one month of no Order under this Agreement ("Term").

4.1.	协议的期限。本协议自本协议签订之日起生效，直至本协议项下无订单满一个月为止（"期限"）。

4.2.	Terms of the Order. Initial and renewal Order periods should be set in the Order.

4.2.	订单的条款。订单中应设置初始和续签订单期限。

4.3.            Termination for some reasons. Either party may terminate the order by giving no less than nighty (90) calendar days‘ prior written notice to the other party and take other actions as provided in Section 4.4. If the other party materially violates the Order and / or this Agreement and fails to correct the default within thirty (30) calendar days (if the unpaid balance is not paid (as defined below) within five (5) calendar days) or two or more two (2) calendar days within any twelve (12) calendar days, as is the case (December period). If the breach cannot be corrected within thirty (30) calendar days (except if the Customer fails to pay the money due), the defaulting party shall be given a reasonable time as agreed by the other party but not exceeding sixty (60) calendar days after notice to correct the breach, but shall act promptly and diligently to correct the breach.

4.3.            协议因某些原因而终止。任何一方可在向另一方发出不少于晚上（90）个日历日的书面通知后终止订单，并采取第 4.4 节中规定的其他行动。如果另一方严重违反订单和/或本协议，并且未能在三十（30）个日历日内（如果未付余额在五（5）个日历日内未支付（定义见下文））或在任何十二（12）个日历日内的两个或两个以上的日历日内纠正违约行为，视情况而定（十二月 期）。如果违约行为不能在三十（30）个日历日内得到纠正（除非客户未能支付应付款项），违约方应得到另一方同意的合理时间，但不超过通知后的六十（60）个日历日，以纠正违约行为， 但应迅速和勤勉地采取行动纠正该违约行为。

4.4 Except for the remedies specified in Section 4.3., if the Customer fails to pay all invoice amounts ("outstanding balance") when due, or fails to meet any of its obligations under this Agreement after the remedial opportunity provided for in Section 4.3, the Company may at its reasonable discretion take the following actions to the Customer, provided that the Company shall discuss with the Customer in good faith first to find out the alternative ways:

4.4.            除第4.3节规定的补救措施外，如果客户未能在到期时支付所有发票金额（"未付余额"），或在第4.3节规定的补救机会后未能履行本协议规定的任何义务，公司可合理地酌情对客户采取以下行动，但公司应首先与客户真诚地讨论，找出替代方法：

(i)	Suspension of the service;

(i)	暂停提供该项服务；

(ii)	Disconnect the customer devices and store them;

(ii)	断开客户设备并将其存储；

(iii)	Confiscate all the deposit paid by the Customer;

(iii)	收没客户所缴押金

(vi)	Announcing all amounts due under the applicable Order immediately due by the term balance;

(vi)	宣布适用命令项下的所有到期应付款项通过期限余额立即到期应付；

(vii)	Terminate this Agreement and all Orders; and

(vii)	终止本协议和所有订单；以及

(viii)	to exercise all other rights under this Agreement by law.

(viii)	依法行使本协议规定的所有其他权利。

4.5.            Unless the Company has terminated any Order, the Company will revoke the suspension of the Facilities and Services and the Customer equipment as soon as reasonably possible after the Customer is satisfied that the acts or omissions caused the suspension and disconnection. With an outstanding balance, the Company may charge a $35 / unit break fee (as defined in the Order). Under the above provisions, the Company may also collect the recovery fee as specified in the applicable Order. Thereafter, the Company may at its discretion request an advance payment of the amount equivalent to an invoice.

4.5.            除非公司已终止任何订单，否则公司将在客户确信已纠正导致暂停和断开的作为或不作为后， 在合理可行的情况下尽快撤销暂停提供设施和服务以及断开客户设备的行为。由于未清余额，公 司可能会收取 35 美元/台的断开费（如订单中所定义）。根据上述规定，公司还可收取适用订单中规定的恢复费。此后，公司可自行决定要求预付相当于一张发票金额的预付款。

4.6.            Notwithstanding any contrary provision in this Agreement, if the Company determines that the Customer use of Services or Customer Facilities (i) may materially and adversely affect or pose material security risks to the operation or maintenance of Company Facilities or Company equipment, it may suspend all or some Services and immediately disconnect all or part of any other Customer (ii) without compliance with this Agreement or Company Policy, provided that the Company shall first discuss with the Customer in good faith to find out the alternative ways. The Company will notify the Customer of the suspension or disconnection by email or telephone no less than [ten (10)] calendar days before such suspension or disconnection. The Company will revoke such suspension or disconnection as soon as possible after the Customer has corrected the act or omission causing such suspension and disconnection. Under the above provisions, the Company may collect the recovery fee as specified in the applicable Order. In addition, the Company may terminate this Agreement and all Orders if such suspension or disconnection lasts for at least five (5) calendar days or occurs more than three (3) times during any twelve (12) - month period. For clarity, the Customer is still responsible for all reasonable expenses incurred during the suspension or disconnection. Besides, after the date hereof, if as a result of any change, interpretation, introduction, or implementation of any law, regulations, decrees, treaties, rules, guidelines, regulations, guidelines, etc., or any proposed or expected change or interpretation, the introduction or implementation of the above ("Legal Changes") has resulted in an increased cost of the Company to comply with such legal changes, the Company may take the following actions in its commercially reasonable discretion, at the Company’s costs: (i) terminate this Agreement, any or all Orders; and / or (ii) modify the Service as needed, to explain such legal changes. The Company will notify the Customer of such corporate actions and the effective date of such conduct no less than [ten (10)] calendar days before such actions

4.6.            尽管本协议有任何相反的规定，如果公司确定客户对服务或客户设施的使用 (i) 可能对公司设施或公司设备的运行或维护产生重大不利影响或构成重大安全风险，公司可以在不遵守本协议或 公司政策的情况下暂停所有或部分服务并立即断开任何其他客户的全部或部分连接，但公司应首 先与客户真诚地讨论以找出替代方法。公司将在暂停或断开服务前不少于[十（10）]个日历日通 过电子邮件或电话通知客户暂停或断开服务。公司将在客户纠正了导致该暂停和断开的行为或疏 忽后，尽快撤销该暂停或断开。根据上述规定，公司可以收取适用订单中规定的回收费用。此外， 如果这种暂停或断电持续至少五（5）个日历日或在任何十二（12）个月期间发生三（3）次以上， 公司可以终止本协议和所有订单。为明确起见，客户仍应负责支付暂停或断开连接期间的所有合 理费用。此外，在本协议日期之后，如果由于任何法律、法规、法令、条约、规则、准则、条例、指南等的变化、解释、引进或实施，或任何拟议或预期的变化或解释，上述（"法律变化"）的引 进或实施导致公司遵守这些法律变化的成本增加，公司可根据其商业上合理的判断采取以下行动， 费用由公司承担。(i) 终止本协议、任何或所有订单；和/或 (ii) 根据需要修改服务，以解释这些法律变化。公司将在此类行为前不少于[十（10）]个日历日通知客户此类公司行为及生效日期。

4.7.            Furthermore, notwithstanding the aforementioned legal related costs, after the date hereof, if any new tax, taxation, tariff, tariff incurred and attributable to the Customer, the Company shall promptly and voluntarily provide evidence with the Customer to pay all increased costs in accordance with the payment and billing procedures provided in this Agreement. If the Customer does not bear such additional costs, the Company and the Customer will negotiate whether the contract continues to perform.”

4.7.            此外，尽管有上述法律相关费用，但在本协议签订后，如果有任何新的税种、税收、关税发生并归属于客户，公司应及时主动与客户提供证据，按照本协议规定的支付和结算程序，支付所有增加的费用。如果客户不承担这些额外费用，公司和客户将协商是否继续履行合同。

4.8.            Except in Section 4.6, the Company may terminate or suspend Services in all or part of the same, if necessary to comply with applicable laws, regulations, regulations, administrative or judicial orders or decrees. The Company will notify customers of such suspension by email or telephone no less than [ten (10)] calendar days before such suspension or disconnection. The Customer agrees that the Company shall not be liable to the Customer for any damages, losses, expenses or costs resulting from the termination or suspension, except that such damages and losses are incurred due to the willful misconduct, gross negligence, actual fraud or a willful violation of law and this Agreement by the Company, its affiliates and its employees.

4.8.            除第4.6条外，如有必要，公司可终止或暂停全部或部分服务，以遵守适用的法律、法规、条 例、行政或司法命令或法令。公司将在此类暂停或断开服务前不少于[十（10）]个日历日通过电 子邮件或电话通知客户。客户同意，公司不对客户因终止或暂停而产生的任何损害、损失、费用 或成本负责，除非这些损害和损失是由于公司、其附属机构和其雇员的故意不当行为、重大过失、实际欺诈或故意违反法律和本协议而产生。

4.9.            After this Agreement comes into force, all parties shall fully perform the obligations stipulated in this Agreement. If either party fails to perform or fully perform the obligations stipulated herein, it shall bear the corresponding liabilities for breach of this Agreement and compensate for the damages thus caused to the defaulting party, including the attorney's fees, preservation fees, litigation fees, notary fees and appraisal fees paid by the defaulting party to realize the creditor's rights.

4.9. 本协议生效后，各方应全面履行本协议规定的各项义务。任何一方不履行或不完全履行本协议规定的义务，应承担相应的违约责任，并赔偿因此给违约方造成的损失，包括违约方为实现债权人的权利而支付的律师费、保全费、诉讼费、公证费、鉴定费等。

5.	Guarantee, limitation of liability and compensation 担保、责任限制和赔偿

5.1.            The parties declare, guarantee and promise that they have full legal capacity, rights, power and authority to enforce and perform their obligations under this Agreement. The Company declares, warrants, and promises to provide the Facilities and perform the Services in a professional and skilled manner. The Company represents as at the date of this Agreement, and on each date any Service under this Agreement is used or provided, that (a) it is duly organised and in good standing in every jurisdiction where it is required to be; (b) it has the power and authority to sign and to perform its obligations under this Agreement; (c) any consent, licences, approval, authorisation or instruction required in connection with its execution and performance of this Agreement has been obtained and shall continue to be in existence; (d) any act required by any relevant governmental or other authority in connection with its execution and performance of this Agreement has been, and will be, obtained or renewed (if necessary); and (e) its performance under this Agreement will not violate or breach any applicable law, regulation, rule, contract or other regulatory requirement;

5.1.            双方声明、保证和承诺，他们有充分的法律能力、权利、权力和权威来执行和履行本协议的义务。公司声明、保证并承诺以专业和熟练的方式提供设施和执行服务。公司表示，在本协议签订之日，以及在使用或提供本协议规定的任何服务的每一天，(a) 公司在每个需要的司法管辖区都有适当的组织和良好的信誉；(b) 公司有权力和授权来签署和履行本协议的义务；(c) 任何与执行和履行本协议有关的同意、许可、批准、授权或指示都已获得，并将继续存在。(d) 任何相关政府或其他机构要求的与执行和履行本协议有关的行为已经并将获得或更新（如有必要）；以及 (e) 其根据本协议的履行不会违反或违背任何适用的法律、法规、规则、合同或其他监管要求;

The Company will notify the other party of any breach by any representation, undertaking or other provision contained in this Agreement as soon as it becomes aware of the breach, and in any event no later than the second Business Day after it becomes aware of such breach, and the Company will provide the Customer all information or documents that are reasonably necessary for such party to discharge its duties under this Agreement or which is required by any applicable Law (including such information or documents as necessary to comply with AML policies applicable to it);

公司将在知道对方违反本协议中的任何陈述、承诺或其他规定后，立即通知对方，并且在任何情况下不迟于其知道该违反行为后的第二个工作日，公司将向客户提供该方履行其在本协议下的职责所合理需要的或任何适用法律所要求的所有信息或文件（包括遵守对其适用的反洗钱政策所需的信息或文件）。

The Customer statements, guarantees and promises, to its best knowledge, (i) the Customer owns and has good ownership of Customer equipment, there is no mortgage, pledge, lien, charge, security interest, claim or other encumbrance ances (ii) defective customer equipment, GC, enough to meet its purpose of use, no maintenance or repairs are required, except for material or cost ordinary, daily maintenance and maintenance (iii) Customer equipment, And the condition of its original manufacturing status (iv) Customer equipment in any way is appropriate to continue optimal cryptocurrency mining operations, Same — way (v) including but not limited to before effective date of customer equipment always operating indoors in the appropriate temperature control environment, and meets the manufacturer's recommended temperature and operating conditions (vi) when transporting and / or handling sensitive computer hardware, Customer equipment is always transported and / or processed (vii) normally protected as Customer will use this Service for legal purposes only, and the Customer shall use its best efforts to not violate any federal or state laws or regulations or local regulations, rules, regulations or regulations, use or transfer, retransfer, or store materials in customer equipment or facilities; (viii) the Customer will use its best efforts to comply with the applicable laws and regulations related to this Agreement. Without limiting the above provisions, the Customer further declares, warrants and undertakes that the Customer, any officers, directors, employees, partners, controlling shareholders, associated entities or anyone acting on behalf of the Customer will use their best efforts to (a) not use or disclose non- public information obtained from the Company, (b) not violate or violate applicable anti- bribery or anticorruption laws, including the US Overseas Corruption Act and UK Bribery Act 2010, (c)not violate or will violate applicable anti-money laundering regulations; or (d) not violate or will violate any US sanctions imposed by the Office of Foreign Assets Control of the Treasury.

客户声明、保证和承诺，就其所知，(i) 客户拥有并具有良好的客户设备所有权，不存在任何抵押、质押、留置、收费、担保权益、索赔或其他负担(ii)  有缺陷的客户设备，GC，足以满足其使用目的，不需要维护或修理，除了材料或成本普通，日常维护和保养(iii)  客户设备，和其原始制造状态的条件(iv)  客户设备以任何方式适合继续优化加密货币开采操作。同-方式（v）包括但不限于在生效日期前客户设备始终在室内适当的温度控制环境下运行，并符合制造商推荐的温度和操作 条件（vi）当运输和/或处理敏感的计算机硬件时，客户设备始终被运输和/或处理（vii）通常保 护为客户将此服务仅用于合法目的，并且客户应尽最大努力不违反任何联邦或州法律或法规或地 方法规、规章或条例，使用或转移、再转移，或储存在客户设备或设施的材料。(viii) 客户将尽最大努力遵守与本协议有关的适用法律和法规。在不限制上述规定的情况下，客户进一步声明、保 证和承诺，客户、任何管理人员、董事、雇员、合作伙伴、控股股东、关联实体或任何代表客户 的人将尽最大努力：(a)不使用或披露从公司获得的非公开信息；(b)不违反或违反适用的反贿赂或 反腐败法律，包括美国海外反腐败法和英国2010年反贿赂法；(c)不违反或将违反适用的反洗钱规 定。或(d)不违反或将违反美国财政部外国资产控制办公室实施的任何美国制裁。

5.2.            To the contrary of this Agreement, in no event shall neither party be liable to the other party: (I) loss of profit (II) loss of business (III) loss of revenue (except the Customer shall bear any expenses or other payments owed to the Company under this Agreement) (IV) loss, interruption or use of data, or loss of use of customer equipment; or (VI) insurance expenses, any incidental, special, reliance, exemplary or punitive damages (if applicable), even if informed of the possibility of such damage, , except that such damages and losses are incurred due to the willful misconduct, gross negligence, actual fraud or a willful violation of law and this Agreement by such party, its affiliates and its employees.

5.2.            与本协议相反，在任何情况下，双方都不对另一方负责。(I) 利润损失 (II) 业务损失 (III) 收入损失 (但客户应承担本协议下欠公司的任何费用或其他款项) (IV) 数据的损失、中断或使用，或客户设备的损失。或（六）保险费用，任何附带的、特殊的、依赖性的、惩戒性的或惩罚性的损害

（如果适用），即使被告知这种损害的可能性， ，但这种损害和损失是由于该方、其关联公司和其雇员的故意不当行为、严重疏忽、实际欺诈或故意违反法律和本协议而引起的。

5.3.            The Customer acknowledges that changes in cryptocurrency prices, cryptocurrency difficulties, and legal and regulatory risks may have material adverse effects on cryptocurrency, cryptocurrency mining, customer equipment, Services, and this Agreement. The Customer is liable for all such risks and the Company does not bear all types of liability or capital loss arising therefrom, except that such damages and losses are incurred due to the willful misconduct, gross negligence, actual fraud or a willful violation of law and this Agreement by the Company, its affiliates and its employees.

5.3.            客户知晓，加密货币价格的变化、加密货币的困难以及法律和监管风险可能对加密货币、加密货币开采、客户设备、服务和本协议产生重大不利影响。客户对所有这些风险负责，公司不承担由此产生的所有类型的责任或资本损失，除非这些损害和损失是由于公司、其关联公司及其雇员的故意不当行为、重大过失、实际欺诈或故意违反法律和本协议而引起的。

5.4.            The parties acknowledge and agree that the warranty disclaimer, liability and remedial limitations in this Agreement shall be substantially negotiated by the parties.

5.4.             双方承认并同意，本协议中的担保免责条款、责任和补救限制应由双方进行实质性谈判。

5.5.            The Customer shall not bear any responsibility and costs for the safety and loss of property and person for the entrusted business of the Company.

6.             Confidential information 机密信息

6.1.            The parties recognize that they and their employees or agents, who may, in performing their duties under this Agreement, access or obtain proprietary or confidential information to the other party, including, but not limited to, business plans, strategies, information regarding business structures, operations, systems, finance, assets, investments, investment strategies, software and other technical systems and personnel, customers and suppliers (collectively, "Confidential Information"). The Company's confidential information also includes the Services provided, the equipment used by the Facilities, the facility services, and the terms of this Agreement. No party shall use or copy any confidential information except to the limited extent required to fulfill its obligations hereunder and shall disclose any confidentiality to any person or entity unless (i) its employees need to know the confidential information or consent expressly permitted by this Agreement Parties shall use the same measures they use to protect their own most confidential and proprietary information to protect confidential information from use or disclosure in violation of this Agreement but in no case less than commercially reasonable measures.

6.1.            各方承认，其及其员工或代理人在履行本协议项下职责的过程中，可能会接触或获取对另一 方专有或保密的信息，包括但不限于商业计划、战略，有关业务结构、运营、系统、财务、资产、投资、投资战略、软件和其他技术系统以及人员、客户和供应商的预测和预测以及信息（统称为 “机密信息”）。公司的保密信息还包括提供的服务、设施使用的设备、设施服务以及本协议的 条款。任何一方均不得使用或复制任何保密信息，除非在履行其在本协议项下义务所需的有限范 围内，且不得向任何个人或实体披露任何保密信息，除非其员工需要了解保密信息或本协议明确 允许同意。各方应使用其用于保护其自身最机密和专有信息的相同措施，以保护机密信息不被违 反本协议的使用或披露，但在任何情况下均不得低于商业上合理的措施。

6.2.            Restrictions on the use of Confidential Information do not apply to the information (i) known to the recipient directly or indirectly from the disclosing party, not the source of the disclosure (ii) the recipient directly or indirectly learns from a source other than the source (independent of the disclosure) unless the recipient violates this Agreement; (iii) the information is required to be disclosed to any governmental or regulatory authority or stock exchange or otherwise required to be disclosed by any law or order of any court of competent jurisdiction to which the party required to make the disclosure may be subject; or (iv) the information is disclosed in confidence to the recipient’s advisers, lawyers, auditors or insurers where reasonably necessary for the performance of such advisers’, lawyers’, auditors’ or insurers’ professional services, or (v) independently developed by the recipient. For the avoidance of doubt, mere placement of materials or equipment containing information in the facility does not constitute disclosure of such information to the Company.

6.2.            对保密信息使用的限制不适用于以下信息：（i）接收方在从披露方直接或间接收到保密信息之前已知的信息，而非对披露方负有保密义务的来源（ii）接收方直接或间接从对披露方负有保密义务的来源以外的来源获悉（独立于披露方的披露）(iii)该信息被要求向任何政府或监管机构或证券交易所披露，或由任何法律或任何有管辖权的法院的命令要求披露，而被要求披露的一方可能受制于此；或(iv)该信息在保密的情况下向接收方的顾问、律师、审计师或保险公司披露，而这些 顾问、律师、审计师或保险公司的专业服务是合理必要的，或(v)由接收方独立开发。为避免疑问， 仅仅在设施中放置含有信息的材料或设备并不构成对公司的此类信息的披露。

6.3.            Upon the termination or expiration of this Agreement, or at any other time requested by the other party, the party shall return all confidential information owned or controlled by it and its copies to the other Party, or destroy and delete (if applicable).

6.3.            本协议终止或到期后，或在另一方要求的任何其他时间，各方应将其拥有或控制的所有保密信息及其副本归还给另一方，或销毁和删除（如适用）。

6.4.            No party shall use the trademark, service mark, business number, copyright, other intellectual property rights or other names of the other party in any publicity, publication or press release without the prior written consent of the other party, and such written consent may be given in the order.

6.4.             未经另一方事先书面同意，任何一方均不得在任何宣传、出版物或新闻稿中使用另一方的商标、服务标志、商号、版权、其他知识产权或其他名称，该书面同意可在订单中给出。

7.	, Insurance 保险

7.1.            In the light of the risks incurred under the Customer and the Company is relieved from certain liabilities under this Agreement, the Customer may obtain and maintain its property and accident insurance covering the Customer's equipment.

7.1.            鉴于客户承担了本协议项下的风险，且公司免除了本协议项下的责任，客户可自费获得并维持其涵盖客户设备的财产和意外伤害保险。

7.2.            The Customer agrees to cover insurers with minimum AM best rating AVII or S & P rating A: (i) Commercial general liability insurance or (ii) public liability coverage of

$2,000,000 totaling $3,000,000 (or equivalent local currency) provided these limits can be achieved through a combination of primary and excess policies and such coverage will include coverage for personal injury and property loss.

7.2.            客户同意在协议期限内自费向最低AM最佳评级为AVII或S&P评级为A的保险公司投保以下保险：（ i ） 商业一般责任险或（ ii ） 公共责任险， 每次事件限额为2,000,000 美元， 总额为 3,000,000美元（或等值的当地货币），前提是这些限额可通过主保单和超额保单的组合实现， 且此类保险将包括人身伤害和财产损失的保险。

7.3.            The Customer will provide the Company as required with proof of the minimum insurance level provided for in this Agreement, list the Company as an additional insured or stakeholder to commercial general or public liability insurance, and designate the Customer's insurance as primary and non-contribution insurance. The Customer shall give the Company at least thirty (30) days' written notice of any nonrenewal or cancellation of said policies.

7.3. 客户将根据要求向公司提供保险证明，证明本协议规定的最低保险水平，将公司列为商业一般责任险或公共责任险的附加被保险人或利益相关方，并指定客户的保险为主要和非供款保险。客户应至少提前三十（30）天向公司发出书面通知，告知上述保单的任何不续保或取消。

8.	Service availability 服务可用性

8.1.            The parties shall make reasonable efforts to avoid any unnecessary interruptions and, if necessary, cooperate and plan and coordinate necessary service and utility disruptions to minimize disruption to the Services. “Regular Maintenance" means any maintenance of customer Service, and the Company shall do its best to notify customers 24 hours early if possible, or at any other time as early as possible. Regular maintenance notifications will be provided to the customer's designated contact in the company's choice (telephone, email). In the event of any loss of Services (as defined in the order), the Company shall concentrate all resources to restore the Services.

8.1. 双方应尽合理努力避免任何不必要的中断，必要时，相互合作，计划和协调必要的服务和公用设施中断，以最大限度地减少对服务的中断。“定期维护”是指对客户服务的任何维护，公司应尽最大努力在可能的情况下提前 24 小时通知客户，或者在任何其他尽可能早的时间通知客户相当实用。定期维护通知将通过公司选择的方式（电话、电子邮件）提供给客户的指定联系人。如果出现任何服务损失（如订单中所定义），公司应集中所有资源恢复服务。

9.	Indemnity 赔偿金

9.1 The Client agrees, to the fullest extent permitted by applicable law, to indemnify the Company and sub-contractors appointed by the Company in accordance with this Agreement, or any of their affiliates, members, shareholders, managers, directors, partners, officers, trustees, nominees, delegates, agents and employees (the “Indemnified Parties”) against all liabilities suffered or incurred by such Indemnified Parties in connection with their duties under this Agreement, including but not limited to liabilities incurred as a result of the acts or omissions of such Indemnified Parties in connection with this Agreement, unless such liability is the result of the Indemnified Parties’ negligence, wilful misconduct, bad faith, fraud or otherwise its breach of this Agreement or any Written Instruction or violation of applicable Laws. This clause will survive termination of this Agreement.

客户同意在适用法律允许的最大范围内，就本公司和本公司根据本协议指定的分包商，或其任何 附属机构、成员、股东、经理、董事、合伙人、官员、受托人、被提名人、委托人、代理人和雇 员（"受赔偿方"）因其在本协议下的职责而遭受或发生的所有责任，向其作出赔偿。包括但不限 于因该等获赔方与本协议有关的行为或不行为而产生的责任，除非该等责任是由于获赔方的疏忽、故意不当行为、恶意、欺诈或其他违反本协议或任何书面指示或违反适用法律的结果。本条款在 本协议终止后仍然有效。

The Company agrees, to the fullest extent permitted by applicable Law, to indemnify the Customer, its affiliates, members, shareholders, managers, directors, partners, officers, trustees, nominees, delegates, agents and employees (the “Customer Indemnified Parties”) against all liabilities suffered or incurred by such Customer Indemnified Parties in connection with their duties under this Agreement, unless such liability is the result of the Customer Indemnified Parties’ negligence, wilful misconduct, bad faith or fraud. This clause will survive termination of this Agreement.

公司同意在适用法律允许的最大范围内，对客户、其关联公司、成员、股东、经理、董事、合伙人、官员、受托人、指定人、委托人、代理人和雇员（"客户赔偿方"）因其在本协议下的职责而遭受或发生的所有责任进行赔偿，除非这些责任是由于客户赔偿方的疏忽、故意的不当行为、恶意或欺诈而造成。本条款在本协议终止后仍然有效。

10.	Other things 其他事项

10.1.            Notices. All notice, consent or approval required in this Agreement unless otherwise specified in this Agreement shall only be sent in writing and by registered or certified letter confirmed by overnight delivery, return receipt which shall be signed upon notice or personally delivered at the respective addresses specified on the front page of this Agreement which shall effective upon receipt or shall be deemed as returned to the sender at the respective email addresses as specified in the Order.

10.1.            注意。除非本协议或订单中明确规定，否则本协议要求的所有通知、同意或批准只能以书面 形式，并通过隔夜快递、要求回执确认的挂号信或挂号信发送，隔夜交付需要在收到通知后签字， 或按照本协议首页规定的各自地址亲自交付给双方，该地址应在收到时生效，或通过电子邮件交 付，除非按照订单中规定的各自电子邮件地址返回给发件人，否则应视为在发送之日送达。

10.2.            The entire agreement. This Agreement constitutes a complete agreement between the parties on the subject matter of this Agreement, and supersedes all prior or concurrent written or oral discussions, negotiations, proposals, understandings and agreements, and any industry practice. The parties recognize that at the time of this Agreement, except expressly provided, it does not rely on any representations, representations, warranties, warranties, or warranties and is not entitled to a remedy for any representations, representations, warranties or guarantees. This Agreement may be signed in two (2) or more (2) copies (signature pages may be delivered in ink or electronic signature or email), each deemed to be original but together constitute the same instrument. Unless otherwise expressly provided in this Agreement, this Agreement may be amended only by a written agreement between the parties.

10.2.            整个协议。本协议构成双方就本协议标的达成的完整协议，并取代所有先前或同期的书面或口头讨论、谈判、提案、谅解和协议以及任何行业惯例。各方承认，在签订本协议时，除本协议明确规定外，其未依赖任何声明、陈述、保证或保证，且无权就任何声明、陈述、保证或保证采取补救措施。本协议可签署两（2）份或两（2）份以上副本（签字页可使用墨水或电子签名或电子邮件交付），每份副本均视为原件，但共同构成一份相同的文书。除非本协议另有明确规定， 本协议仅可通过双方的书面协议进行修改。

10.3.            Any provision of this Agreement, in its nature, shall remain in force upon the termination or expiration of this Agreement and shall remain in force after any such termination or expiration, including, but not limited to, provisions concerning confidentiality, indemnity and limitation of liability.

10.3.            本协议的任何条款，根据其性质，将在本协议终止或到期后继续有效，将在任何此类终止或到期后继续有效，包括但不限于有关保密、赔偿和责任限制的条款。

10.4.            Subcontract and Transfer. The Company may allow any associate, independent contractor or other third party to perform any Company obligations under this Agreement, provided that the Company is still mainly responsible for the performance of its obligations. The Company shall also be responsible for any fees or expenses of all sub- contractor. The Company shall notify the Customer before its appointment of any sub- contractor.

10.4.            分包和转让。公司可允许任何合伙人、独立承包商或其他第三方履行本协议规定的任何公司义务，但公司仍应主要负责履行其义务。公司也应负责所有分包商的任何费用或开支。公司应在其任命任何分包商之前通知客户。

The Company shall not assign, delegate or assign any of this Agreement or its rights and obligations hereunder without the prior consent of the Customer. Without the prior written consent of the Company, the Customer shall not transfer, entrust or transfer any of this Agreement or its rights and obligations hereunder, provided that the Customer may transfer any of any of this Agreement or its rights and obligations hereunder to its affiliates without the consent of the Company. Any assignment or assignment in violation of this Agreement is invalid. This Agreement will be binding upon and in its interests of all licensed heirs and assigns. Nothing in this Agreement is intended or will not grant any third party any rights, benefits, or remedies of any nature hereunder, or arising out of, this Agreement.

未经客户事先同意，公司不得转让、委托或指派本协议的任何内容或其在本协议下的权利和义务。未经公司事先书面同意，客户不得转让、委托或转移本协议的任何内容或其权利和义务，但客户 可以在未经公司同意的情况下将本协议的任何内容或其权利和义务转移给其关联公司。任何违反 本协议的转让或转移都是无效的。本协议将对所有被许可的继承人和受让人具有约束力并符合其 利益。本协议中的任何内容都不打算或不会授予任何第三方在本协议下或因本协议而产生的任何 性质的权利、利益或补救措施。

10.5.            Force Majeure. Neither Party is liable to the other Party under this Agreement nor in any way liable to the other, and neither Party is entitled to terminate the Contract or have other rights by virtue of the Force Majeure Event. “Force Majeure Event" means the failure of the other Party to perform any of its obligations under this Agreement if such Force majeure events or circumstances are beyond its reasonable control, including, without limitation, disaster, war, strike, terror, fire, flood, earthquake, landslide, hurricane, typhoon, tsunami, volcanic eruption, bad weather, telecom operator failure, health epidemic or epidemic or any law, order, regulation or other action of any governing authority or agency.

10.5.            不可抗力。除客户有义务支付本协议项下的欠款外，任何一方均不对另一方负责，也不以任何方式对另一方负责，且任何一方均无权因不可抗力事件而终止合同或享有其他权利。“不可抗力事件”是指另一方未能履行其在本协议项下的任何义务，如果该等不可抗力事件或情况超出其合理控制范围，包括但不限于天灾、战争、罢工、恐怖行为、火灾、洪水、地震、滑坡、飓风、台风、海啸、火山爆发、恶劣天气、电信运营商故障、健康流行病或流行病或任何管理当局或机构的任何法律、命令、法规或其他行动。

10.6.            Jurisdiction of law and jurisdiction. This Agreement and all claims arising from or concerning this Agreement are governed by and construed under local law without affecting any choice or conflict of legal provisions or rules that may cause the application of any jurisdiction law outside the State of Nevada. Any dispute, dispute or claim arising out of, or relating to, this Agreement, including the validity, invalidation, breach or termination of this Agreement, shall be settled by the court under the jurisdiction where the Equipment is located.

10.6.            管辖法律和管辖权。本协议以及由本协议产生或与本协议相关的所有索赔均受当地法律管辖并根据当地法律进行解释，但不影响任何可能导致内华达州以外任何司法管辖区法律适用的法律规定或规则的选择或冲突。由本协议引起的或与本协议有关的任何争议、争议或索赔，包括本协议的有效性、无效性、违约或终止，应由位于设备所在地管辖法院解决。

10.7.            The rights and remedies provided under this Agreement are cumulative and do not exclude any rights or remedies otherwise enjoyed by a party. Both parties are independent contractors and this Agreement does not establish any partnership, joint venture, employment, franchise or agency relationship between the parties. No party shall bind the other or on behalf of the other without the prior written consent of the other party. There are no third-party beneficiaries in this agreement. Waiver A waiver for breach of any provision of this Agreement shall not constitute a waiver of a prior, concurrent or subsequent breach of any other provision of this Agreement, and the waiver is void unless made in writing and signed by an authorized representative of the waiver party.

10.7.本协议规定的权利和补救措施是累积的，不排除一方以其他方式享有的任何权利或补救措施。双方均为独立承包商，本协议不在双方之间建立任何合伙、合资、雇佣、特许或代理关系。未经 另一方事先书面同意，任何一方不得约束另一方或代表另一方承担义务。本协议没有第三方受益 人。对违反本协议任何条款的弃权不构成对先前、同时或后续违反本协议任何其他条款的弃权， 除非以书面形式作出并由弃权方授权代表签字，否则弃权无效。

[The Signature page is as described below]

[签名页如下]

The parties (or representatives of them) shall accept and agree on the effective date:

各方（或各方代表）于生效日期接受并同意：

YCD PETAWATT HOLDINGS LLC		SonicHash LLC

By:	/s/ Chong Cheng	By:	/s/ Jiaming Li
Name: Chong Cheng		Name: Jiaming Li
Title: CEO		Title: Director
Date:	12/21/2021	Date:	12/23/21

Customer Information

Contact: Lianfei Du

E-mail: ir@irplin.com

Company Address: 614N, Dupont Hwy, Ste 210, Dover 19904

Appendix A

附件 A

1.            General rules. 1.总则。

1.1.            Consolidation of the Main Service Agreement. This order, including the terms and conditions placed hereunder, incorporates the terms of the Main Service Agreement CP # XXX / 2021 ("Agreement") between the Customer and the Company effective [*]. If there is any conflict between the Main Service Agreement and this Appendix A, this Appendix A shall prevail.

1.1.            主服务协议的合并。本订单，包括本订单下的条款和条件，通过引用纳入了客户与公司之间于[*]生效的主要服务协议 CP#XXX/2021（“协议”）的条款。若《主要服务协议》与本附件有相冲突约定，以本附件约定为准。

1.2.            , To define the terms. Capital terms used in this order but not defined shall have the meaning set forth in the Main Service Agreement.

1.2. 定义术语。本命令中使用但未定义的资本术语应具有《主要服务协议》中规定的含义。

2.            Terms of the Order. This order shall run from the date last stated below for twelve (12) months ("Initial Order Term") and thereafter automatically renewed for twelve (12) months (each "Renewal Order Period", referred to as the Initial Order Term), "Order Term") unless (i) within the Initial Order Term the Company terminated without reason after 90 days 'notice, and the Company shall be responsible for all damages and losses of the Customer or (ii) at any reasonable reason which is satisfied to the Customer after 90 days' notice to the Customer. If the Customer does not terminate early for reasonable reasons, the Customer needs to pay the electricity fee for 3 months as a fine If the Customer evaluates that the custody benefit of the Company is significantly lower than (5% lower), the Customer shall have the right to unilaterally terminate the contract and remove the mining machine, the Company shall cooperate unconditionally, and shall be responsible for all relevant costs, expenses and damages.

2.            订单条款。本订单应从下面最后一次注明的日期开始生效，持续十二（12）个月（"初始订单期"），此后自动续约十二（12）个月（每个 "续约订单期"，简称初始订单期），"订单期"）， 除非（i）在初始订单期内，公司在90天通知后无理由终止，公司应负责客户的所有损害和损失， 或（ii）在任何合理原因下，在90天通知客户后满足客户。如甲方无合理理由提前终止，甲方需支付3个月的电费作为罚款 如甲方评估认为本公司的托管效益明显低于（低5%），甲方有权单方终止合同并拆除矿机，本公司应无条件配合，并负责所有相关费用、支出和损失。

3.            Fixed position. The Company shall provide and maintain custody within the Facilities for the Customer to conduct cryptocurrency mining operations. Unless otherwise provided in this Order, custody shall be provided on the turnkey basis and the Company shall make best efforts to provide house, power supply, operation and maintenance for all units (hereinafter defined). The Customer miner shall be directly connected and access to the digital asset address and separate pool account. The Customer can send people to the mine at their own expense, and can participate in the operation and maintenance after they reach a certain scale, but they need to bear the corresponding costs, risks and responsibilities, and the Company shall give necessary support and cooperation.

3.            定位。公司应提供并维护设施内的托管，以便客户进行加密货币采矿作业。除本订单另有规定外，应在交钥匙基础上提供托管，公司应尽最大努力为本订单所述的全部机组（定义见下文）提供房屋、供电、运营和维护。客户矿机应直接连接并进入客户提供的数字资产地址和独立矿池子帐户。客户可以自费派人前往矿场查看，达到一定规模后可以参与运维，但需要承担相应的成本和风险、责任，公司应给予必要的支持配合。

4.            Installation. The Company shall provide the Facilities at the following address: 695 West End Ave, Carthage, NY 13619.

4.             设施。公司应在以下地址提供设施：695 West End Ave, Carthage, NY 13619

5.             List of Customer Equipment. The Company shall safely open the mine machine transported to the designated mine for verification, register the machine number, prepare the list and submit it to the Customer.

5.             客户设备清单。公司对运抵指定矿场的矿机应安全开箱核验并登记机器编号并制备清单提交给客户。

6.            Cost. 6.费用。

6.1.            Charging standard. Y CD Data Center provides the Customer with mine machine hosting, operation and maintenance services. The mining machine is transported by the Customer to the designated data center address. The Company provides shelf power access service within 2 weeks after receipt. The charging standards are as follows:

6.1.            收费标准。YCD数据中心为客户提供矿机上架托管运维服务，矿机由客户负责运送到指定数据中心地址，公司在签收后于 2周内提供上架通电通网服务，收费标准如下：

(1)	Service charge for mining machine installation: (free)

(1)	矿机上架服务费：（免费）

(2)	Mine machine position cost: 99 USD / unit,

(2)	矿机机位费：99 USD/台 ，

(3)	Pre-tax custody fee (including electricity fee): 0.08$ / KW;

(3)	矿场税前托管费（包含电费）:0.08$/KW;

(4)            Mining machine insurance premium: the provisions of Article 7 of the main Service agreement shall be followed, but the insurance company and the insurance amount can be determined by the customer according to their own actual situation.

(4)	矿机保险费：须遵守主服务协议第7条之规定，但保险公司及保险额度可由客户根据自身实际情况确定。

6.2.	Fee applicable for termination or suspension of services under this Agreement:

6.2. 根据本协议终止本协议或暂停服务时适用的费用： Customer equipment disconnection fee: $25 / unit; 客户设备断开费：25 美元/台；

Storage fee: US $10 / month / platform;

仓储费：10 美元/月/台； Recovery fee: $35 / set; 复原费：35 美元/套；

Cancellation fee: $25 / piece.

取消费用：25美元/件。

7.	Electricity bill and deposit: bet two to pay one.

7.	电费及押金：押二付一。

8.            Term of payment. Invoice will be distributed on 5th of each month, together with the supporting documents including but not limited to monthly report of electricity consumption. If no payment is received by the 5th of the month, the Company has the right to confiscate all the deposit paid by the Customer.

8.            付款期限。发票将于每月 5 日发放，并附有证明文件，包括但不限于每月的用电报告。若客户拖欠电费达 5 个月，则公司有权收没客户所缴押金。

9.            Customer equipment failure. The Company is not responsible for any fault of the customer's equipment failure except that such damages and losses are incurred due to the willful misconduct, gross negligence, actual fraud or a willful violation of law and this Agreement by the Company, its affiliates and its employees.

9.            客户设备故障。公司不对客户设备故障的任何过错负责，除非这些损害和损失是由于公司、其附属机构和其雇员的故意不当行为、严重疏忽、实际欺诈或故意违反法律和本协议而造成的.

10. Delivery / installation schedule. Customer Equipment shall be racked and online (the “Installation”) within seven (7) days of arrival at the mutually agreed facility.

10.	交付/安装时间表。客户设备应在到达双方同意的厂区后七天内上架并上线（“安装”）。

11.	Stop. This Order may be terminated in accordance with this Order and Section 4 of the Main Service Agreement.

11.	终止。本订单可根据本订单和《主要服务协议》第4条的规定予以终止。

12.            Proportional charges 12.按比例收费

12.1.            The Customer is entitled to 100% (100%) credit only if the device is disconnected and sent to the RMA program (System Run Monitor) due to the willful misconduct, gross negligence, actual fraud or a willful violation of law and this Agreement by the Company, its affiliates and its employees.

12.1.            只有在本公司、其关联公司和其雇员的故意不当行为、重大过失、实际欺诈或故意违反法律和本协议的情况下，设备被断开连接并送至RMA 程序（系统运行监控），客户才有权获得 100%

（100%）的信贷。

12.2.	Any credit application shall be reviewed and verified by the Company.

12.2.	任何信贷申请均须经公司审查和核实。

12.3.            If any unit is disconnected by an outstanding balance, the Customer will not be eligible for credit under this section and be obligated to pay the fee in full.

12.3.            如果任何单位因未付余额而被断开，客户将没有资格根据本节获得信贷，并有义务全额支付费用。

12.4 Limitations. This section does not apply to customer equipment temporarily stopped due to equipment failure, or to customer equipment whose performance does not meet customer expectations. Furthermore, it does not apply to crypto or other economic benefit gains or changes in customer profitability or loss.

12.4.            局限性。本节不适用于因设备故障而暂时停止使用的客户设备，也不适用于性能不符合客户期望的客户设备。此外，不适用于加密或其他经济利益收益或客户盈利能力或损失的变化。

[The Signature page is as described below]

[签名页如下]

The parties (or representatives of them) shall accept and agree on the date of the last written notice below:

各方（或各方代表）于下文最后一次书面通知之日接受并同意：

YCD PETAWATT HOLDINGS LLC		SonicHash LLC

By:	/s/ Chong Cheng	By:	/s/ Jiaming Li
Name: Chong Cheng		Name: Jiaming Li
Title: CEO		Title: Director
Date:	12/21/2021	Date:	12/23/21

Customer Information

Contact: Lianfei Du

E-mail: ir@irplin.com

Company Address: 614N, Dupont Hwy, Ste 210, Dover 19904

Appendix "B"

附录“B”

service level agreement, SLA

服务水平协议

The YCD PETAWATT HOLDINGS LLC leased or contracted Site agrees and shall provide services to the equipment within the Site in accordance with this Level of Service Agreement. The capital terms not defined in this Agreement have the same meaning as in the Order and the Main Service Agreement:

YCD PETAWATT HOLDINGS LLC 租赁或承包的场地同意并应按照本服务水平协议向场地内的设备提供服务。本协议中未定义的大写术语含义与《托管服务订购单》和本主要服务协议中相同：

Power 电力

The goal of the site is to provide uninterrupted power to equipment in the space; however, sometimes events may interrupt the transmission of power to equipment in the space. If the Customer encounters a power supply outage of the equipment in the space (a "power outage"), excluding regular maintenance, the Company shall grant the next month percentage credit ("percent power outage credit") to the Customer for each affected power circuit in the space. Notwithstanding the above, the Customer is not entitled to a percentage outage credit if the outage is caused by one or more force majeure events or if the Customer exceeds 80% of the circuit breaker rating under a continuous load. The percentage outage credit shall be based on the following schedule:

场所的目标是为空间中的设备提供不间断的电源；然而，有时会发生事件，可能会中断向空间中的设备输送电力。如果客户遇到空间中设备的供电中断（“电源中断”），不包括定期维护，公司应针对空间中每个受影响的电源电路，在此期间向客户授予下个月百分比抵免（“电源中断百分比抵免”）。尽管有上述规定，如果停电是由一个或多个不可抗力事件或客户在连续负载下超过断路器额定值的 80% 引起的，则客户无权获得停电百分比抵免。停电百分比抵免应基于以下时间表：

Every 15-minute shutdown: an hour monthly fee allocated to a specific impact power circuit.

每 15 分钟的停机：一个小时的月费分配给特定的影响电源电路。

The percentage power cut credit does not accumulate month by month, only for months when power cuts occur. Within any month of the period of this Agreement, the Customer shall not receive a 100% of 100% of the monthly charges that can be allocated for affected power circuits in this space. Where possible, the service provider will provide targeted remote manual services (free) to customers to do their best to power the affected devices.

断电百分比抵免不会逐月累积，仅适用于发生断电的月份。 在本协议期限的任何一个月内，客户不得获得累计超过可分配给空间中受影响的电源电路的月费的 100% 的断电百分比抵免。 在可能的情况下，服务提供商将向客户提供定向远程手动服务（免费），以尽最大努力为受影响的设备供电。

Service objectives. The process outlined here is valid for normal service hours Monday to Friday from EST 7:00 am to 11:00 pm (including national holidays The event response is always effective, 7 days a week, 24 hours a day, including national holidays. The standard maintenance period is 12:01 am to 6:00 am every Sunday. Most scheduled interruptions will occur during this window. Any other planned blackout will be scheduled at night and weekend after customer notification.

服务目标。此处概述的流程在周一至周五上午 7:00 至晚上 11:00（包括国定假日）的正常服务时间有效。事件响应始终有效，每周 7 天，每天 24 小时，包括国定假日。标准维护时段是周日上午 12:01 至上午 6:00。大多数计划中断将在此窗口期间发生。任何其他计划中的停电将在通知客户后安排在夜间和周末。

Within the defined service time, 99 will have 99.999% of the time available, excluding scheduled maintenance downtime or disasters beyond the control of the service provider.

在定义的服务时间内，数据中心将有 99.999%的时间可用，不包括计划的维护停机或服务提供商无法控制的灾难。

Customer responsibility 客户责任

The Customer agrees to and shall comply with all the rules, regulations, policies and procedures for the use of space, premises and buildings issued from time to time by the service provider leased or signed by the Company. By signing the Order, the Customer agrees to be bound by the Terms and Conditions.

客户同意并应遵守由公司租赁的或签署的服务提供商不时发布的有关空间、场所和建筑物使用的所有规则、条例、政策和程序。通过签署订单，客户同意接受本条款和条件的约束。

The parties (or representatives of them) shall accept and agree on the date of the last written notice below:

各方（或各方代表）于下文最后一次书面通知之日接受并同意：

YCD PETAWATT HOLDINGS LLC		SonicHash LLC

By:	/s/ Chong Cheng	By:	/s/ Jiaming Li
Name: Chong Cheng		Name: Jiaming Li
Title: CEO		Title: Director
Date:	12/21/2021	Date:	12/23/21

Customer Information

Contact: Lianfei Du

E-mail: ir@irplin.com

Company Address: 614N, Dupont Hwy, Ste 210, Dover 19904

33